UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 14, 2008
(Date of Earliest Event Reported: April 9, 2008)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Florida	333-46424	45-0508387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10460 Roosevelt Boulevard, Suite 187, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)

(727) 577-0878

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS

On April 9, 2008, Mr. Mayo (Biff) Hadden resigned as Chairman of the Company’s wholly-owned subsidiary, Techsphere Systems International, Inc., (TSI) and Michael Lawson resigned as the CEO, and President and from the board of Directors of Techsphere Systems International, Inc. to pursue their own business interests, with such resignation to become effective immediately. On the same date, the Board of directors of TSI voted to appoint Mr. Frank Lively as Chairman/CEO and Mr. Johnny Youngbeck as President and COO of TSI, with such appointment also to become effective immediately.

Item 8.01 OTHER EVENTS

Both TSI and its parent Cyber Defense Systems Inc. are in the process of relocating some of their operations and are negotiating with third parties that will assemble and service their products. The recent storms that have plagued the Georgia area have caused serious damage to the current Airship production facility in Columbus. The company is currently late in filing its 10 K SB for 2007 and will not get it filed timely. The company plans to move towards completion of the 10K SB and hopes to be able to release the Company’s annual results in the near future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)  None.
(b)  None.
(c) Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2008

CYBER DEFENSE SYSTEMS, INC.

By: /s/ William C. Robinson
Name: William C. Robinson
Title: Chief Executive Officer